Consent of Independent Registered Public Accounting Firm

The Board of Directors
Jackson National Life Insurance Company and
Contract Owners of Jackson National Separate Account III:

We consent to the use of our reports on the financial statements of Jackson National Life Insurance Company dated March 6, 2015 and on the financial statements of each sub-account within Jackson National Separate Account III dated March 25, 2015, included herein and to the reference to our firm as "Experts" in the Statement of Additional Information, as part of the Post-Effective Amendment to the Form N-4 Registration Statement of Jackson National Separate Account III.

KPMG LLP

Chicago, Illinois
April 20, 2015